Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Collective Audience, Inc. (the “Company”) for the period ended June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chris Andrews, Chief Operating Officer and Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2024	By:	/s/ Chris Andrews
Chris Andrews
Chief Operating Officer and Interim Chief Financial Officer (Principal Accounting and Financial Officer)